As filed with the Securities and Exchange Commission on February 11, 2005.

Registration No. 333-121217

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

UNITED ONLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0575839
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

21301 Burbank Boulevard, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

CLASSMATES ONLINE, INC. AMENDED AND RESTATED 1999 STOCK PLAN

CLASSMATES ONLINE, INC. 2004 STOCK PLAN

(Full title of the Plans)

MARK R. GOLDSTON

Chairman, Chief Executive Officer and President

United Online, Inc.

21301 Burbank Boulevard

Woodland Hills, California  91367

(Name and address of agent for service)

(818) 287-3000

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

This amendment is being filed solely to add Exhibit 99.1 and Exhibit 99.2 to the Registration Statement on Form S-8 (No. 333-121217) filed by the registrant on December 13, 2004.  The filing of this Post-Effective Amendment No. 1 is not an admission by the registrant that the Registration Statement No. 333-121217 on Form S-8, when filed, knowingly included any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number	Exhibit

99.1	Classmates Online, Inc. Amended and Restated 1999 Stock Plan
99.2	Classmates Online, Inc. 2004 Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Act, United Online certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on February 11, 2005.

UNITED ONLINE, INC.

By:	/s/ MARK R. GOLDSTON
Mark R. Goldston
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Chairman, Chief Executive Officer,
/s/ MARK R. GOLDSTON	President and Director (Principal	February 11, 2005
Mark R. Goldston	Executive Officer)

Executive Vice President, Finance and
/s/ CHARLES S. HILLIARD	Chief Financial Officer (Principal	February 11, 2005
Charles S. Hilliard	Financial Officer)

Senior Vice President, Finance and Chief
/s/ NEIL P. EDWARDS	Accounting Officer (Principal Accounting	February 11, 2005
Neil P. Edwards	Officer)

*/s/ JAMES T. ARMSTRONG	Director	February 11, 2005
James T. Armstrong

*/s/ ROBERT BERGLASS	Director	February 11, 2005
Robert Berglass

	Director	February 11, 2005
Kenneth L. Coleman

*/s/ DENNIS HOLT	Director	February 11, 2005
Dennis Holt

*/s/ CAROL A. SCOTT	Director	February 11, 2005
Carol A. Scott

* By	/s/ Frederic A. Randall, Jr.

Frederic A. Randall, Jr.
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Classmates Online, Inc. 1999 Amended and Restated 1999 Stock Plan
99.2	Classmates Online, Inc. 2004 Stock Plan

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